EXHIBIT 10.8


                              ATLANTIC RESEARCH CORPORATION - CORPORATE STAFF

1993 INCENTIVE BONUS PROGRAM



The 1993 Incentive Bonus goals for the ARC Corporate Staff have been prepared in accordance with the Bonus Program document published by ARC Corporate on December 19, 1990, and revised in 1993, incorporating the changes stipulated by Sequa, and these other relevant changes. The bonus formula for 1993 has been changed to correspond with the formula used by Sequa.

         PARTICIPATION

         The number of participants in the Plan for 1993 is 9; up one from 8 in 1992. Participation in the plans is not automatic, regardless of organizational level, and must be approved by the Group President.

SHORT-TERM INCENTIVE AWARDS

         Fc. Fg AND Fd FACTORS

         The financial curves for the Fc factor are included in the Performance Curve section of this Plan. Two curves have been developed, based on the 1993 Profit Plan as approved by Sequa. The curve which includes Kollsman will be used for scoring the financial performance of A. Savoca and
         A. Principe only. The ARC curve which excludes Kollsman will be used for all others.

         Fcf AND Fr FACTORS

         A "Sequa Cash Flow" factor of 10 points has been included in the bonus formula for 1993. All Corporate Plan participants on the A-curve have a factor for "Return on Net Assets" valued at 40 points. All Corporate C-curve participants have RONA set at 30 points.

         Fd2 FACTOR

         The Fd2 Factor represents the 10 point discretionary factor included at the request of Sequa, which will determine the scoring. All Corporate employees on the A-Curve have the Fd2 factor included in their formulas. Fd2 is not included for employees on the C-curve.
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Fw FACTOR

         The Fw Factor represents the participants' specific work goals. The ARC President and C.E.O. and his direct reports will have 100% of their performance determined by financial goals and the Sequa discretionary factor. Corporate employees included in the Plan below those levels will have an Fw factor valued at 20 points.

BONUS FORMULA

         The bonus formula has been revised to more closely correspond to Sequa's method of scoring. The participant's base salary on January 1 of the bonus year multiplied by the maximum bonus percentage for the position equals the maximum potential allowed under the plan. At year-end, the points are totalled to determine the score, which is then divided by 100. No bonus is paid if the result is lower than .25. Results up to and including .50 are multiplied by four-thirds of the maximum bonus potential. For results of .50 to 1.00, the employee is awarded two-thirds of the maximum for achieving par (50 points.) The additional results over .50 are also multiplied by two-thirds of the maximum bonus potential and the total of the two determines the dollars to be distributed. The formula follows:

         SCORE                               FORMULA

         0-24.99 points:                     No bonus;
         25-50 points:                       Bonus =Score/100*(Maximum bonus
                                             potential*4/3);
         > 50 points:                   Bonus=(((Score/100)-.5)*(Maximum bonus
                                             potential*2/3)+ (Maximum bonus
                                             potential*2/3)

         If an employee undergoes a significant change in responsibilities during the plan year, salary, fomula and maximum bonus potential may be pro-rated to appropriately reward the employee for performance during the entire plan year.

No bonus payments will be made under the incentive or other bonus plans, unless ARC achieves a minimum profit (EBIT), 85% of par, established by the President and C.E.O. and Sequa at the beginning of the Plan year. A possible exception is in the areas of Special Recognition Awards which are paid throughout the year.

Special Recognition Awards

         A budget of $1,550 has been established for 1993 Special Recognition Awards. Awards. In accordance with the guidelines outlined in the December 19, 1990 document, the fund was determined by assuming that 5% of the employees who were on the Corporate payroll as of January I would be eligible for the award and multiplying that number by $1,000 as the predicted award amount.


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ALL EMPLOYEE BONUS

         The All Employee Bonus is distributed to recognize and reward the collective efforts of Corporate employees in achieving organizational profitability goals. The payment of an all employee bonus, if any, will be made in accordance with the Plan guidelines.

DISCRETIONARY YEAR-END AWARDS

         Discretionary Year-End awards will continue to be used to recognize those individuals who have contributed significantly to the organization and who are not normally Plan participants, in accordance with the Incentive/Bonus Program document.

ATLANTIC RESEARCH CORPORATION

CORPORATE OFFICE

1991 INCENTIVE/BONUS PROGRAM
(REVISED 1993)


The ARC Corporate Office Bonus Plan consists of the following elements:

1.       Primary           -    Short-Term Incentive Awards (A, B, C
                                Performance Plans)
2.       Optional          -    All Employee Bonus
                           -    Special Recognition Awards
                           -    Discretionary Year-End Awards

A.       SHORT-TERM INCENTIVE AWARDS

         The short-term incentive program is designed to reward key personnel who achieve pre-established annual goals.

1.       DETERMINATION OF FACTORS AND TARGETS

         Awards are based on achievement of goals using the following factors:

         Fc       = ARC Corporate Financial Performance
         Fg       = Group Financial Performance
         Fd       = Division Financial Performance
         Fi       = Individual Profit (EBIT) Responsibility Performance
         Fr       = Return on Net Assets
         Fcf      = Sequa Cash Flow
         Fo       = Other Financial Performance
         Fd2      = Sequa Discretionary
         Fw       = Work Goals

ARC CORPORATE FINANCIAL PERFORMANCE FACTOR (Fc)

         Established by agreement between the ARC President and the Sequa President. It represents Sequa's expectation of profit (EBIT) from ARC.

GROUP FINANCIAL PERFORMANCE FACTOR (Fg)

         Established by agreement between the Group President and the ARC President.

DIVISION FINANCIAL PERFORMANCE FACTOR (Fd)

         Established by agreement of the Group President and the Division General Managers.

INDIVIDUAL PROFIT (EBIT) RESPONSIBILITY PERFORMANCE FACTOR (Fi)

         Established by agreement of the President, and the individuals with profit responsibility.

SEQUA CASH FLOW FACTOR (Fcf)

         The Fcf Factor will be included in all positions.
         Determinations of par and maximum values will be determined each year by agreement of Sequa, the ARC President and C.E.O. and the Group President.

RETURN ON NET ASSETS FACTOR (Fr)

         Return on Net Assets are determined by the ARC President and CEO and the Group Presidents as appropriate.

OTHER FACTOR (Fo)

         Other factor, normally financial, to be defined by the ARC President and CEO.

WORK GOALS FACTOR (Fw)

         Established by agreement of the individual and his/her supervisor, with approval of the President.

2.       PARTICIPATION AND AWARD LEVELS

         (a) A-PLAN

         MAXIMUM BONUS AWARD LEVELS RANGE FROM 50% TO 75% OF BASE
         PAY.

         Participation in the A-Plan is restricted to senior management.

         A-Plan participants include:

         President and C.E.O.
         Corporate Vice Presidents and above*
         Other Select Individuals Approved by the President and C.E.0

         All participants recommended for inclusion in the A-Plan must be approved by the President & C.E.O.

         *Not all Corporate Vice Presidents are automatically included in the A-Plan. Those Vice Presidents who are not included in the A-Plan, will be included in the B-Plan.

         (b)      B-PLAN

         MAXIMUM BONUS AWARD LEVELS RANGE FROM 30% TO 40% OF BASE
         PAY.

         Eligibility for the B-Plan is based upon the following:

                  Director Level** or above.

                  Other individuals who can contribute significantly to the operation can be recommended for approval. Each recommendation for inclusion in the B-Plan must be reviewed and approved each year.

         **Inclusion of Directors in the B-Plan is not automatic.
         All participants recommended for inclusion in the B-Plan must be recommended by the Group President and approved by the President and C. E. 0.

         (c)      C-PlAN

         MAXIMUM BONUS AWARD LEVELS RANGE UP TO 20% OF BASE PAY.

         The C-Plan provides incentive opportunities to upper middle management and senior technical employees.

         Participants may include:

                  Director level employees and other individuals identified as key contributors whose performance may not have the same impact on the organization's success as B-Plan participants.

         Inclusion in the C-curve is not automatic. All participants recommended for inclusion in the C-Plan must be approved by the President and C.E.O.

3.       ELIGIBILITY

         An individual may be eligible for participation in the short-term incentive plan if he/she meets the criteria for participation as shown in one of the above plans and has worked for the Company for six months and one day by year-end. Bonus payment for employees who work for the Company for 6 to 12 months will be paid on a prorated basis for the number of months worked. In addition, the employee must have regular employee status at year-end and on the day of distribution of the bonuses. Exceptions to the above must be granted by the ARC President and C.E.O.

4.       BONUS FORMULA

         The bonus formula has been revised to more closely correspond to Sequa's method of scoring. The participant's base salary on January I of the bonus year multiplied by the maximum bonus percentage for the position equals the maximum potential allowed under the plan. At year-end, the points are totalled to determine the score, which is then divided by 100. No bonus is paid if the result is lower than .25. Results up to and including .50 are multiplied by four-thirds of the maximum bonus potential. For results of .50 to 1.00, the employee is awarded two-thirds of the maximum for achieving par (50 points.) The additional results over .50 are also multiplied by two-thirds of the maximum bonus potential and the total of the two determines the dollars to be distributed. The formula follows:

         SCORE             FORMULA

         0-24.99 points:                     No bonus;
         25-50 points:                       Bonus =Score/100*(Maximum bonus
                                             potential*4/3);
         > 50 points:                    Bonus =(((Score/100)-.5)*(Maximum bonus
                                             potential-d*2/3)+ (Maximum bonus
                                             potential*2/3)

         If an employee undergoes a significant change in responsibilities during the plan year, salary, formula and maximum bonus potential may be pro-rated to appropriately reward the employee for performance during the entire plan year.


No bonus payments will be made under the incentive or other bonus plans, unless ARC achieves a minimum profit (EBIT). The minimum, normally 85% of par, will be established by the President and C.E.O. and Sequa at the beginning of the Plan year, and communicated to the participants. A possible exception is in the area of Special Recognition Awards which are paid throughout the year.

B.       ALL-EMPLOYEE BONUS

         The collective efforts of all ARC employees to uphold the highest standards of quality, productivity, and customer service are necessary to ensure the success of the organiza-tion. The All-Employee Bonus was established to recognize and reward those efforts.

         If the Corporation (ARC) meets pre-established profit objectives, an all-employee bonus may be paid.

         The amount of bonus pool to be distributed will be determined by the President and C.E.O. The actual individual distribution will be determined using the total pool dollars factored by salary, length of service and total number of eligible employees.

         If an all-employee bonus is paid, all eligible employees will receive a bonus. Awards for Corporate employees normally are based upon total Corporate performance. How-ever, the amount of bonus award will be affected by Division/Group performance, where applicable.

         As with the short-term incentive plan, to be eligible to receive payment, an employee must have worked six months and one day; must have been on the payroll on December 31 of the plan year; and must have been on the payroll on the day of distribution, unless an exception is made by ARC's President and C.E.O. Bonus payment for employees who work for the company for 6 to 12 months will be paid on a prorated basis for the number of months worked.


C.       SPECIAL RECOGNITION AWARDS

         The objectives of the Special Recognition Program are to stimulate innovative ideas which are needed to remain competitive; to ensure that all employees understand that their ideas are important, needed and valued; and to identify, reward and retain those employees whose contributions are critical to meeting the Company's goals. Monies available for distribution for Special Recognition Awards are achieved using the following guidelines: 5% of employees on payroll as of January 1 x $1,000.

         The Special Recognition Awards provide immediate recognition for outstanding efforts of achievement, beyond normal job expectations, resulting in a significant, positive impact on the organization. Awards are generally made based upon one of the following categories:

                           Technical Achievement

                           New Business

                           Program/Business Achievement

                           Cost Savings Recommendation of Considerable Impact to the Organization

         Awards are distributed at the time of the achievement.

         This award, while available to all employees, is not normally given to a participant in the A, B. or C Plans.
         The awards range from a letter of appreciation to $15K. Total awards distributed during the year will normally not exceed the maximum amount available for distribution as described above. Individuals are nominated by their management and approved in accordance with the signature authority matrix.


D.       DISCRETIONARY YEAR-END AWARDS

         With appropriate justification, discretionary awards can be made at year-end to those individuals who have contributed significantly to the organization and who are not par-ticipants in the Short-Term Incentive Awards (A, B, C Performance Plans). These awards are made in lieu of an all-employee bonus. Individuals are nominated by their management and approved in accordance with the signature authority matrix. The maximum bonus level is 20% of base salary, not to exceed $15K.

                                                                        1993 INCENTIVE BONUS
                                                              RECOMMENDATIONS FOR THE ALLOCATION OF THE
                                                                        MAXIMUM POINTS EARNED
                                                     Operating Income
                                                                                        Prod.                    Cash        Sequa
                                              ARC         Group        Division         Line       RONA          Flow        Discr.

ARC Corporate                              *   40                                                   40            10            10

Group President                                15           25                                      40            10            10

Aerospace Group Staff                          10           30                                      30            10

Aerospace Divisions
  GENERAL MANAGERS                             10           15             15                       30            10
  All Other                                    10           10             20                       30            10

PSG Group Staff                                10           40                                      40            10

PSG Divisions
  GENERAL MANAGERS                             10           25             30                       25            10
  Vice Presidents                              10           15             20           20          25            10
  Marketing                                    10           20             35                       25            10
  ARCanda (Pres; VP Bus)                       10           10             10           35          25            10
  Greece President                             10           15                          40          25            10

*Distribution of ARC Corporate, Group President & PSG per J.J. Quicke's memo, June 7,
 1993.  Aerospace Group Staff and division have maximum of 20 points assigned to work goals.

 Max Bonus Dollars are based on max ebit performance curves.  Funds available for bonuses for the Aerospace Group and the Professional Services Group will be 15% of all ebit earned over the minimum of 85% of Par.

 Monies allocated but not earned for curve incentives can be reallocated for Special Recognition, Discretionary and/or All-Employee bonuses. Monies can be interchanged among those categories as well.

 Ebit Calculation have been computed excluding ARC corporate participants.  The business units for ARC are Aerospace and PSG.  BAICO performance is shown below operating profit calculations for Aerospace.  Kollsman is a separate business unit and its performance affects the incentives of A. Savoca and A. Principe only.



                                                          SEQUA CORPORATION
                                                 MANAGEMENT INCENTIVE BONUS PLAN



DIVISION:    AEROSPACE GROUP               PERIOD COVERED:     1994

POSITION:    SENIOR V.P.                   APPROVED BY:
                                                         J.J. QUICKE
NAME:        T. SAVOCA

             Potential Bonus                 -   Par Performance:           50%
             Maximum Bonus                   -   Outstanding Performance:   75%




I.           FINANCIAL AWARD
                                                       Weighting

Goals                          Minimum          Par       Out           Minimum         Par         Out            Actual
                                                                                                                   Results
1. Operating
   Profit                                                               10              20          40

2. Return on                                                            10              20          40
   Net Assets


TOTAL FINANCIAL                                                         10              40          80

II. PERFORMANCE AWARD

                                                                        Minimum         Par         Out

                                                                        5               10          20
TOTAL PERFORMANCE                                                       5               10          20

GRAND TOTAL                                                             25              50          100

ARC                                                             Page     of

                                                   CORPORATE OFFICE - 1993
                                               INDIVIDUAL INCENTIVE BONUS PLAN

NAME:                                  Bonus List:

TITLE:                                 Maximum Bonus            % of Base Salary

DIVISION:                              Bonus Formual
1. FINANCIAL GOALS (        %)

                                       PERFORMANCE
                                                                                                       %           RESULTS
1. Corporate (Fc)
2. Group (Fg)
3. Division (Fd)
4. Individual Responsibility (Fi)
5. Sequa Loan Balance (Flb)
6. RONA (Fr)
7. Other (Fo):
                      (Description)
                                                  TOTAL FINANCIAL:

II. SPECIFIC OBJECTIVES (       %)  (Fs)

                                       DESCRIPTION
                                                                                                       %           ACTUAL
                                                                                                                   RESULTS




                                              TOTAL WORK GOALS:
                                              GRAND TOTAL                                              100



APPROVALS:
Division                   Group                   Corporate
                     Date                    Date                        Date